SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549
                              ____________

                                FORM 8-K

                             CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)   March 11, 1994
                                                       ----------------------

                                MasTec, Inc.
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            (Exact Name of Registrant as Specified in Charter)

 Delaware                        0-3797                  59-1259279
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 (State or Other Jurisdiction    (Commission             (IRS Employer
  of Incorporation)               File Number)            Identification No.)


 8600 N.W. 36th Street, Miami, Florida                   33166
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 (Address of Principal Executive Offices)                (Zip Code)

 Registrant's telephone number, including area code   (305) 599-1800
                                                    -------------------------

                               Burnup & Sims Inc.
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        (Former Name or Former Address, if Changed Since Last Report)






















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Form 8-K


Item 1.   Changes in Control of the Registrant.
          ------------------------------------

          (a) On March 11, 1994, Jorge L. Mas, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas acquired in the aggregate approximately 65% of the outstanding common stock of the Registrant in exchange for all of the issued and outstanding common stock of Church & Tower of Florida, Inc. ("CTF"), and Church & Tower, Inc. ("CT"), each a Florida corporation, pursuant to an Agreement dated October 15, 1993, as amended by the First Amendment, the Second Amendment and the Third Amendment (collectively, the "Agreement").
To the extent that these individuals act in concert, they will be able to control the election of the Board of Directors of the Registrant and to effect certain fundamental corporate transactions.


Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

          (a) As a result of the acquisition of all of the outstanding common stock of CT and CTF pursuant to the Agreement, the Registrant indirectly acquired all of the assets of CT and CTF. A more detailed description of the principles followed in determining the consideration given and received by the Registrant is contained in the Registrant's Definitive Proxy Statement previously filed on February 10, 1994 (the "Definitive Proxy Statement").

          There are no material relationships between the members of the Mas family described in Item 1 and the Registrant other than as described in the Definitive Proxy Statement.

          (b) CT and CTF provide a broad range of services to the telecommunications industry and are engaged in providing construction and design services to government and industry, in South Florida. The Registrant intends that both CT and CTF shall continue to conduct their businesses as presently conducted. A more detailed description of the respective businesses of CT and CTF and of the background of the Acquisition is contained in the Definitive Proxy Statement.


Item 4.   Change in Registrant's Certifying Accountant.
          --------------------------------------------

          (a) On March 11, 1994, Deloitte & Touche was terminated as the Registrant's independent accountant. The Audit Committee of the Registrant's Board of Directors met to consider a replacement and unanimously recommended to the Board of Directors that Price Waterhouse be retained as the Registrant's new independent accountant. The Board of Directors considered and approved this recommendation, and Price Waterhouse was retained as the Registrant's independent accountant, on March 11, 1994.

          None of the reports of Deloitte & Touche on the financial statements of the Registrant filed for each of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding the resignation of Deloitte & Touche, there was no disagreement between the Registrant and Deloitte & Touche on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which would have caused Deloitte & Touche to have made reference to the subject matter of the disagreement in connection with its reports, and no reportable event as defined in Item 304(a)(1)(v) of Regulation S-K occurred.

          (b) Prior to retaining Price Waterhouse, the Registrant did not consult Price Waterhouse regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit that might be rendered on the Registrant's financial statements, or the existence or non-existence of disagreements with the Registrant's former independent accountants, or the occurrence of a reportable event.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

          The financial statements and pro forma financial information required by this Item are currently unavailable and will be filed not later than 60 days after the date of this filing.

          (c)  Exhibits.
               --------

          Number                         Title
          ------                         -----

            2A                      Agreement *
            2B                      Agreement between Burnup &
                                    Sims Inc. and National
                                    Beverage Corp. *
            3(i)                    Amended and Restated
                                    Certificate of Incorporation *
            16                      Letter on Change in
                                    Certifying Accountant


Item 8.   Change in Fiscal Year.
          ---------------------

          The Registrant changed its fiscal year end to December 31 on March 11, 1994 and intends to file a report on Form 10-K covering the transition period.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MasTec, Inc.



Date:  March 18, 1994                   By:
                                           -------------------------------
                                        Name:   Carlos Valdes
                                        Title:  Sr. Vice President-Finance
                                                (Principal Financial Officer)

March 17, 1994




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madam:

We have read and agree with the comments in the first sentence of the first paragraph and in the second paragraph of Item 4 of Form 8-K of MasTec, Inc. dated March 11, 1994.
We have no basis to agree or disagree with the remaining comments in Item 4.

Yours truly,




DELOITTE & TOUCHE


cc:  Mr. Carlos A. Valdes
     Chief Financial Officer
     MasTec Inc.